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                                                                   EXHIBIT 10.25

                               SERVICE AGREEMENT

        Effective April 30, 1997 ("Effective Date") Dale Earnhardt, Inc., 1675 Coddle Creek Highway, Mooresville, North Carolina 28115 ("DEI") and Richard Childress Racing, 8188 Hampton Road, Clemmons, North Carolina 27021 ("RCR") (referred to hereinafter individually as "Licensor" and collectively as "Licensors") and LBE Technologies, Inc., 10401 Bubb Road, Cupertino, California 95014 ("Company") agree as follows:

        1. Services, Payment and Options. Each Licensor agrees to undertake and complete the services specified in Exhibit A ("Services"). As the only consideration due Licensors regarding the subject matter of this Agreement, Company shall pay the fees and grant the stock options set forth in Exhibit A.

        2. Inventions; Proprietary Information.

                a. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, designations, designs, know-how, ideas and information made or conceived or reduced in practice, in whole or in part, by each Licensor during the term of this Agreement that relate to the subject matter of, or arise out of, the Services or any Proprietary Information (as defined below) (collectively, "Inventions") and each Licensor will promptly disclose and provide all Inventions to Company. Each Licensor hereby makes all assignments necessary to accomplish the foregoing ownership. Each Licensor shall further assist Company, at Company's expense, to further evidence such record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned.

                b. Licensors each agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to Company's customers or employees) each Licensor develops, learns or obtains during the period over which it is (or is supposed to be) providing Services that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute "Proprietary Information." Licensors will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, a Licensor shall not be obligated under this paragraph with respect to information such Licensor can document is or becomes readily publicly available without restriction through no fault of either Licensor. Upon termination and as otherwise requested by Company, each Licensor will promptly return to Company all items and copies containing or embodying Proprietary Information, except that each Licensor may keep its personal copies of its compensation records and this Agreement.

                c. As additional protection for Proprietary Information, each Licensor agrees that during the period over which it is (or is supposed to be) providing Services, and for one year thereafter, (i) such Licensor will not encourage or solicit any employee or consultant of Company to leave Company for any reason; (ii) such Licensor will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of


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Company; and (iii) such Licensor will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

        3. Grant of Rights.

                a. Publicity. DEI grants Company a worldwide non-exclusive license to use, reproduce, disseminate, display, perform, record, photograph, alter and otherwise exploit R. Dale Earnhardt's ("Earnhardt") names, likeness, biographical data, memorabilia (along with any trademarks or service marks incorporated therein, including without limitation those of any sponsor of Earnhardt during the effective term of this Agreement with DEI) and/or voice, in whole or in part, in connection with the promotion of Company's current and future business, products and services, including but not limited to display and other use at Company's Centers (as defined below). RCR grants Company a worldwide non-exclusive license to use, reproduce, disseminate, display, perform, record, photograph, alter and otherwise exploit Richard Reed Childress's ("Childress") names, likeness, biographical data, memorabilia (alone, with any trademarks or service marks incorporated therein, including without limitation those of any sponsor of Childress during the effective term of this Agreement with RCR) and/or voice, in whole or in part, in connection with the promotion of Company's current and future business, products and services, including but not limited to display and other use at Company's Centers (as defined below). To the extent any of the foregoing grants are ineffective under applicable law, each Licensor hereby agrees to provide, or, if necessary, to obtain from third parties, at no expense to Company, any and all waivers, approvals, licenses and consents required to accomplish the purpose of the foregoing grants. From time to time, as reasonably requested by Company, each Licensor will confirm in writing that any such waivers, approvals, licenses and consents have been obtained or granted. Each Licensor has no knowledge that any of the foregoing grants are ineffective as of the Effective Date.

                b. Auto Design. RCR grants Company a nonexclusive worldwide license to incorporate the Auto Design (as defined below) into Productions (as defined below). This license grant includes the right to reproduce, use, display, digitize, broadcast, perform, modify, and distribute the Auto Design, in whole or in part, as incorporated in any Production and any advertising and promotion related to any Production. The rights granted herein shall not confer in RCR or DEI any rights of ownership in any Production, including, without limitation, the copyright thereto, all of which shall be and remain the exclusive property of Company, except that RCR shall retain copyright in the Auto Design. This license grant includes, without limitation, use of the Auto Design on Simulators (as defined below) and as computer graphics projected on a monitor and/or screen at Centers (as defined below).

                        i. Definition of "Auto Design". "Auto Design" shall mean the trade dress, name and design of (a) the race car known as "the #3 car" and
(b) any race car RCR or Richard Reed Childress uses in professional auto racing during the effective term of this Agreement with RCR ("Future Auto Design"). "Auto Design" includes, without limitation, the colors and combination thereof, overall design, placement, shape and size of design elements, decals, logos, lettering and trademarks, and any changes made thereto during the effective term of this Agreement with RCR.


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                ii. Definition of "Production"; "Center"; and "Simulators."
"Production" shall mean any of the following: (i) Company's current or future auto racing simulation centers ("Centers"); (ii) Company's boardable auto-shaped racing simulation control modules ("Simulators"); and (iii) other multimedia uses of any kind, including but not limited to computer software, graphical displays, and audio soundtracks.

                iii. Quality Approval. After the Auto Design has been incorporated into a Simulator but before the Simulator is commercially distributed or displayed, Company shall submit photographs of the Simulator to RCR for a quality control review. RCR shall have the opportunity to review the Simulator photographs for ten (10) business days and submit any suggested changes or improvements in the reproduction of the Auto Design to Company by the end of this period. Where reasonably possible, and considering production schedules and technical limitations, Company shall incorporate these changes and improvements in the final Simulator. RCR's failure, within the ten (10) day period, to either (i) approve the reproduction of the Auto Design in the Simulator or (ii) submit suggestions shall be deemed to be approval of the reproduction of the Auto Design. Subject to the foregoing, RCR retains final approval of the reproduction of the Auto Design on a Simulator, which shall not be unreasonably withheld.

        4. Representations and Warranties. Each Licensor represents and warrants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services or any part of this Agreement is or will be inconsistent with any obligation such Licensor may have to others; (ii) all work under this Agreement shall be such Licensor's original work and none of the Services or Inventions or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity; and (iii) such Licensor has the full right and power to make the assignments and grant the rights to Company as provided for in this Agreement. RCR represents and warrants that RCR owns all right, title and interest in the Auto Design, including all copyrights, trademarks and other intellectual property rights therein. Each Licensor shall indemnify, defend and hold harmless Company and its officers, employees, and agents from any claims, demands, liabilities, losses, damages, judgments or settlements (including, reasonable attorneys' fees) arising from any breach by such Licensor of any warranty or representation made by such Licensor hereunder, including without limitation a claim of infringement or violation of any intellectual property right or right of publicity or privacy. Execution by Earnhardt and Childress, respectively, and delivery to Company of Releases (i.e., documents granting DEI and RCR, respectively, such permission and rights necessary for Licensors to enter into this Agreement) in a form satisfactory to Company is a condition precedent to the effectiveness of this Agreement.

        5. Termination; Extension.

                a. Termination. The term of this Agreement shall be four (4) years from the Effective Date, except that this Agreement may be terminated earlier as follows. Company may terminate this Agreement: (i) upon thirty (30) days' written notice, only with respect to a breaching Licensor, if such Licensor breaches a material provision of this Agreement, including without limitation failure to perform the Services set forth on Exhibit A, unless the breach is cured within the notice period; (ii) immediately, only with respect to the affiliated Licensor, if Earnhardt or Childress commits (or is accused by a credible third party of committing) an illegal


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or immoral act; (iii) at any time upon sixty (60) days' written notice, only with respect to DEI, if Earnhardt is no longer actively engaged in his NASCAR race driving, and/or NASCAR team owner career; and (iv) at any time upon sixty
(60) days' written notice, only with respect to RCR, if an Auto Design is no longer utilized on a racing car actively participating in professional auto racing. If Company breaches a material provision of this Agreement with respect to a Licensor, such Licensor may terminate this Agreement, only with respect to such Licensor, upon thirty (30) days' written notice, unless the breach is cured within the notice period. Sections 2 (subject to the limitations on Section 2(c) stated therein) through 6 of this Agreement and any remedies for breach of this Agreement shall survive any termination or expiration, except that the licenses granted pursuant to Section 3(a) and Section 3(b) shall be limited such that Company may continue to use, to the full extent of the rights granted thereunder, only those Productions or promotional materials already in production or manufactured prior to the effective date of termination or expiration of this Agreement.

                b. Automatic Extension. On the fourth anniversary of the Effective Date of this Agreement, if the value of the stock underlying all the stock options granted pursuant to this Agreement (whether or not such options have been exercised) equals or exceeds One Million U.S. Dollars ($1,000,000) as determined by (i) if Company's stock has been listed on a national stock exchange or consolidated reporting system for at least thirty (30) days, the average closing sales price for the thirty (30) days preceding the fourth anniversary date or (ii) if Company's stock is not so listed, the fair market value as determined by the Company's Board of Directors (the "Board") in good faith; then the term of this Agreement shall be automatically extended to eight
(8) years from the Effective Date.

        6. Miscellaneous. Each party shall be and act as an independent contractor and not as partner, joint venture, or agent of any other party and shall not bind nor attempt to bind any other to any contract, as such. Each Licensor is an independent contractor and is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort. Neither Licensor shall have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Company; any attempt to do so shall be void. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be notified as set forth herein or such other address as such party last provided to the others by written notice. The failure of any party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by Company, and the Licensor or Licensors who are directly affected thereby. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys' fees. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.


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Dale Earnhardt, Inc.                        LBE Technologies, Inc.
(Licensor)                                  (Company)



By: Donald Hawk                             By: Chris Morse
   --------------------------------            ---------------------------------
           [Print Name]

Signature: /s/ Donald Hawk                  Signature: /s/ Chris Morse
          -------------------------                   --------------------------
Title: President                            Title: Director of Marketing



Richard Childress Racing
(Licensor)

By: Richard Childress
   --------------------------------
           [Print Name]

Signature: /s/ Richard Childress
          -------------------------

Title: President



        Don Hawk, the undersigned, represents and warrants he has full authority to execute the foregoing Agreement on behalf of Dale Earnhardt, Inc. and Richard Childress Racing.


                                            /s/ Don Hawk
                                            ------------------------------------
                                            Don Hawk


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                                    Exhibit A

SERVICES:

        Product development. As requested by Company, DEI will cause R. Date Earnhardt ("Earnhardt") to test drive the prototype Simulator(s) and provide feedback as well as arrange visits by Company representatives to the Winston Cup #3 race shop to obtain various technical information (e.g., engine, audio and wind tunnel data but not necessarily the latest results).

        Public appearances (1 one-day public appearance trip per year). Licensors will cause Earnhardt and Richard Reed Childress ("Childress") to visit such locations as requested by Company to meet with the media, sponsors and some of the general public (at Company's request, these appearances may include display of each Licensor's memorabilia). Earnhardt and Childress will be important spokespersons for Company, but Company will use reasonable efforts to limit this work to high-impact exposures for them. Each public appearance trip may involve more than one appearance and/or activity, but all such appearances and/or activities will take place at one city and neighboring area per trip. Autograph sessions will not exceed two hours.

        Delivery of Design Specifications. RCR shall within 10 days of the Effective Date (or, in the case of any Future Auto Design, within 10 days of determination of the official new Auto Design) deliver to Company materials and specifications sufficient to authentically reproduce the Auto Design, including, but not limited to, paint color codes, measurements of decals, and color photographs clearly depicting the Auto Design including views of each side, front, back and top of the #3 car.

        Merchandising. Each Licensor shall ensure that Company is able to obtain such Licensor's licensed merchandise at most favored reseller prices and terms for licensed merchandise sales.

        Video Shoot. Company will be allowed one, two-hour video shoot per year. The shoot will be scheduled at a mutually acceptable time/place.

FEES:

        Company shall pay to each of Earnhardt and Childress, respectively, the following fees: $10,000, payable upon execution of this Agreement; $7,500, payable upon the earlier of (i) the opening to the public of Company's 1st public commercial Center or (ii) September 1, 1997; and $7,500, payable upon the earlier of (i) the opening to the public of Company's 2nd such Center or (ii) November 15, 1997.

Company shall reimburse Licensors collectively up to $3,000 for the cost of jet fuel if Earnhardt and Childress use the same private jet on the annual public appearance trip, such payment to be made in accordance with instructions received from Licensors. If Earnhardt and Childress travel via separate private jets on a public appearance trip, Company shall reimburse each Licensor for up to $3,000 for jet fuel used on the trip.


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STOCK OPTIONS:

        Company will grant to each of Earnhardt and Childress, respectively, effective as of the Effective Date of this Agreement, stock options to purchase 30,000 shares of Company's Common Stock pursuant to Company's stock option plan, which shares shall vest over 4 years. Twenty-five percent (25%) of the total shares will vest at the end of one year, and 1/48 of the total shares will vest each subsequent month for the remaining 3 years of the vesting period, provided, however, that vesting, shall cease on termination or expiration of this Agreement. The per-share exercise price will be $0.075 as specified by the Company's Board. The options must be exercised by the earlier of (i) seven (7) years from the date of this Agreement or (ii) the date of Company's initial public offering of its stock.

        In addition, Company will grant to each of Earnhardt and Childress, respectively, stock options to purchase 20,000 shares of Company's Common Stock pursuant to Company's stock option plan, which shares shall be fully vested upon the execution of this Agreement. The per-share exercise price will be $0.075 as specified by the Company's Board. The options must be exercised by the earlier of (i) seven (7) years from the date of this Agreement or (ii) the date of Company's initial public offering of its stock.

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